UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

GJ Culture Group US, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56140	83-2912878
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA 94506
(Address of Principal Executive Offices)
(925) 362-3169
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Consulting Services Agreement

On January 1st, 2020, GJ Culture Group US, Inc. (the “Company”) entered into a Consulting Services Agreement with Hangzhou Zhuoya Cultural Planning Co., Ltd., a limited company incorporated in Hangzhou, China (“Hangzhou Zhuoya”). Hangzhou Zhuoya engages in organizing culture art exchange activities, exhibitions, and corporate brand and image promotion and planning services. Pursuant to the Consulting Services Agreement, the Company will provide research and analysis services related to the classical Chinese study and culture for the business activities proposed by Hangzhou Zhuoya, including but not limited to providing data and information related to market size, customer preference, development trend of classical Chinese culture study, and provide online consulting and planning services regarding the development of their potential business involving classical Chinese culture, especially for organizing and planning traditional Chinese cultural activities. Hangzhou Zhuoya agreed to pay the Company $15,000 service fee upon completion of the services provided by the Company. The Company and Hangzhou Zhuoya were not related parties as of the effective date of the Consulting Services Agreement.

The above summary of the Consulting Services Agreement is subject to, and is qualified in its entirety by, reference to the Consulting Services Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 1.01 in its entirety. Readers should review the Consulting Services Agreement for a complete understanding of the terms and conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Form of Consulting Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GJ Culture Group US, Inc.

Date: April 6, 2020	By:	/s/ Sanjun Kuang
Sanjun Kuang
Chief Executive Officer
Chief Financial Officer